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                                                                   EXHIBIT 10(u)


Computerized Thermal Imaging, Inc.
c/o Jim Forbes
1147 Manhattan Avenue, Suite 134
Manhattan Beach, CA 90266


Dear Sir:

     I acknowledge receipt of your March 21, 1997 Private Placement Subscription Participation Option Notice and as a subscriber ("Subscriber") to the Computerized Thermal Imaging, Inc.'s (the "Company") private placement of common stock and warrants dated November 13, 1995 (the "Offering") have accordingly selected the option indicted below:

     [ ] I elect to receive a refund of the original offering funds submitted to the Company, without interest. I understand that choosing this option I will have fully waived my rights as against the Company as a Subscriber to the Offering and will have unconditionally released the Company from any and all liabilities under the obligations owed to me as a result of the Offering. I understand that I will receive payment on or before April 15, 1997.

     [X] I elect to retain the original participation in the Offering subject only to my willingness to exchange my existing warrants for the appropriate number of 1997 Warrants. I understand that each 1997 Warrant will entitle me to purchase one and on-half shares of common stock of the Company at an exercise price of $2.50 per share until March 31, 1999 and that the 1997 Warrants may be redeemed by the Company at any time upon 20 days' notice prior to the date set for redemption for $.01 per 1997 Warrant. I understand that the appropriate number of 1997 Warrants will be delivered to me upon my tender to the Company of my current warrants. Accordingly, I understand that by choosing this option I will have waived my rights against the Company under the Offering, and will have unconditionally released the Company from any and all liabilities under and obligations owed to me as a result of this Offering.

Signed by:                                                  Number of
                                                         WARRANTS OWNED
--------------------------------------------------

Printed Name:_________________________ Date:______       ______________


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                         SIGNATORIES TO THE PRIVATE PLACEMENT
                       SUBSCRIPTION PARTICIPATION OPTION NOTICE


Mary Ellen Ashby
Lynn Beckman
Randall S. Benson
Charles W. Brinkman
Brent L. Cox
Crown Development, Inc.
Misty L. Dorman
Donna Doxey
Gerald Hayward
Darrell Horne
Soon-Yon Jin
Lance Larson
Stephen A. Oliver
Orlando Nickerson
Carol T. Racine
Steven M. Rhodes
Gerald Stanley
Susan Scott
Peter Smith
Jack M. Stevens
Richard M. Stevens
David Stewart


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